UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein:

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Company held its Annual Meeting of Stockholders on May 11, 2011 at 8 a.m. (PDT).

(b)	The voting results from the Annual Meeting were as follows:

1.	Each of the following 10 directors was elected to our Board of Directors to serve until the next annual meeting of stockholders in 2012 or until their respective successors are elected and qualified, and received the number of votes set forth below. There were 15,897,330 broker non-votes and no abstentions.

Name	For	Withheld
Richard C. Blum	270,209,763	273,414
Curtis F. Feeny	269,781,431	701,746
Bradford M. Freeman	266,439,825	4,043,352
Michael Kantor	262,835,794	7,647,383
Frederic V. Malek	266,276,751	4,206,426
Jane J. Su	266,474,518	4,008,659
Laura D. Tyson	269,210,015	1,273,162
Brett White	270,301,348	181,829
Gary L. Wilson	270,217,632	265,545
Ray Wirta	270,260,424	222,753

2.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year was approved by a vote of 284,710,957 shares in favor, 1,627,453 shares against, and 42,097 shares abstaining. There were no broker non-votes.

3.	An advisory resolution approving the Company’s executive compensation was approved by a vote of 261,559,969 shares in favor, 8,780,450 shares against, and 142,758 shares abstaining. There were 15,897,330 broker non-votes.

4.	An advisory vote on the frequency of future advisory votes on the Company’s executive compensation was held and the frequency that received the most votes was one year. The results of the vote were as follows: 186,873,699 shares in favor of one year, 485,462 shares in favor of two years, 83,064,904 shares in favor of three years and 59,112 shares abstaining. There were 15,897,330 broker non-votes. In light of the voting results with respect to the frequency of shareholder votes on executive compensation, our Board of Directors has decided that the Company will hold an annual advisory vote on the compensation of named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2011	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer